UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2016

ALTRA INDUSTRIAL MOTION CORP.
(Exact name of registrant as specified in its charter)

001-33209
(Commission File Number)

Delaware
(State or other jurisdiction of incorporation)
61-1478870
(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, Massachusetts
(Address of principal executive offices)

(781) 917-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 12, 2016, Altra Industrial Motion Corp. (the “Company”) issued a press release announcing that the Company gave notice to The Bank of New York Mellon Trust Company, N.A., the Trustee, under the Indenture governing the Company’s 2.75% Convertible Senior Notes due 2031 (the “Notes”), of its intention to redeem all of Notes outstanding on January 12, 2017 (the “Redemption Date”), pursuant to the optional redemption provisions in the Indenture. The redemption price for the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date plus a Make-Whole Premium equal to the present values of the remaining scheduled payments of interest on any Notes through March 1, 2018 (excluding interest accrued to, but excluding, the Redemption Date).  In lieu of receiving the redemption price, holders of the Notes may surrender their Notes for conversion at any time before 5:00 p.m., Eastern time, on January 9, 2017.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Number                        Exhibit

99.1                        Press release, dated December 12, 2016

EXHIBIT INDEX

99.1                        Press release, dated December 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: December 12, 2016	By:	/s/ Todd B. Patriacca
Todd B. Patriacca
	Title:	Vice President Finance, Corporate Controller, and Treasurer.